RYDER SCOTT COMPANY
PETROLEUM CONSULATNTS
TBPE REGISTERED ENGINEERING FIRM R-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

EXHIBIT 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference, into a Post-Effective Amendment to a Form S-8 Registration Statement to be filed by U.S. Energy Corp. (the “Company”), of our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2008 and 2009, from the Company’s Form 10-K for the year ended December 31, 2009.  We further consent to references to our firm under the heading “Experts,” and to the incorporation by reference, into such Form S-8 Registration Statement, of the references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited)” as set for in such Form 10- K.

                                                    /s/ RYDER SCOTT COMPANY, L.P.

                                                    RYDER SCOTT COMPANY, L.P.
                                                    TBPE Firm Registration No. F-1580

Houston, Texas
May 5, 2010